EXHIBIT 10.1
Execution Version
SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE LOCATION OF REDACTED MATERIAL IS MARKED AT THE APPROPRIATE PLACE WITH BRACKETS AND ASTERISKS ([***]).

THIRD AMENDMENT TO GAS GATHERING AGREEMENT

    This Third Amendment to Gas Gathering Agreement (“Third Amendment”) is effective as of January 1, 2026 (the “Amendment Date”), by and between DELAWARE BASIN MIDSTREAM LLC f/k/a DELAWARE BASIN MIDSTREAM, LLC (“DBM”) and ANADARKO E&P ONSHORE LLC (“AEP”). DBM and AEP are referred to in this Third Amendment individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Third Amendment have the meanings ascribed to such terms in the Agreement (as defined below).

    WHEREAS, DBM and AEP are parties to that certain Gas Gathering Agreement (DBM #21175), dated effective as of January 1, 2018 (as amended, the “Agreement”); and

    WHEREAS, the Parties desire to amend the Agreement as provided for and subject to the terms and conditions herein.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as of the Amendment Date as follows:

AGREEMENT

1.    Amendment to Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended by deleting the defined terms “AEP Production Forecast”, “Btu Content”, and “Electricity Cost Recovery Passthrough” in their entirety.

2.    Amendment to Section 1.1 of the Agreement. Section 1.1 of the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

““AEP Delivered Volumes” has the meaning set forth in Section 6.6.

“AEP Operated Production Forecast” has the meaning set forth in Section 2.10.

“Allocation Statement” has the meaning set forth in Section 3.9.

“Banked Volume” has the meaning set forth in Section 6.6.

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“Btu Content” means the number of MMBtus contained in the volume of Gas delivered hereunder and shall be determined by multiplying the volume of Gas, measured in Mcf, by its corresponding Heating Value (MMBtu/Mcf).

“Buyback Delivery Point” means those delivery point(s) where DBM delivers Buyback Gas to AEP and which are associated with one or more Point of Receipt location(s) and/or well site(s).

“Buyback Gas” means Gas delivered by DBM to AEP for purposes of field use including but not limited to injection into one or more of AEP’s Wells to help stimulate Gas production from such Wells and/or field equipment fuel to assist in the production of Gas it delivers to DBM.

“Calendar Year” means any twelve (12) consecutive Month period starting on January 1st and ending on December 31st.

“Deficiency Fee” has the meaning set forth in Section 6.1(e).

“Deficit Volume” has the meaning set forth in Section 6.6.

“JOA” has the meaning set forth in Section 2.1.

“Minimum Volume Commitment” means, with respect to each time period set forth below, the minimum volume commitment set forth in the table below for such time period, as may be adjusted pursuant to the express terms of this Agreement:

Period of Time	Minimum Volume Commitment (Mcf/d)
January 1, 2026 – December 31, 2026	[***]
January 1, 2027 – December 31, 2027	[***]

“Monthly Nomination Forecast” has the meaning set forth in Section 2.10.

“Third Party” means a Person or Persons other than (i) AEP and any of its Affiliates and (ii) DBM and any of its Affiliates.

“Transfer” has the meaning set forth in Section 2.1.

“Transferred Interests” has the meaning set forth in Section 2.1.”

3.    Amendment to Section 2.1 of the Agreement. Section 2.1 of the Agreement is hereby amended by adding the following paragraph at the end of Section 2.1:

[*** *** *** ***]

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4.    Amendment to Section 2.10 of the Agreement. Section 2.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.10    AEP Forecasts. Within the first five (5) Days of each Calendar Year during the Term AEP shall provide DBM a production forecast of the total Gas from AEP-operated Wells expected to be delivered hereunder by Month for the remainder of the Primary Term (the “AEP Operated Production Forecast”). Additionally, AEP or its Affiliate shall, on or before the 20th Day of the Month prior to the Month of flow (or immediately following Business Day if such Day is not a Business Day) provide DBM a Monthly forecast for the upcoming two Months including (a) the forecasted total AEP-operated production for Gas deliveries into the System and (b) the forecasted working interest allocation for such total AEP-operated production attributable to each of (i) the sum of (A) AEP’s and AEP Affiliates’ owned Gas, plus (B) any Third Party Gas not being taken-in-kind by the owner thereof, and (ii) Gas taken-in-kind by each Third Party non-operator working interest holder in the applicable AEP-operated Well(s) (the “Monthly Nomination Forecast”). Each of the AEP Operated Production Forecast and the Monthly Nomination Forecast shall be AEP’s good faith estimate of future production and based on AEP’s then current engineering, planning, and budgetary data.”

5.    Amendment to Section 3.5 of the Agreement. Section 3.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.5    Discontinuance. Beginning December 31, 2027, if in DBM’s sole judgment made in good faith, it is no longer economical for DBM to gather and compress Gas from any Point(s) of Receipt, DBM may discontinue the taking of such Gas upon giving at least sixty (60) Days’ prior written notice to AEP. Any such Point(s) of Receipt shall be released from this Agreement and the Transportation Interests insofar only as Gas that may be produced to such Point(s) of Receipt shall automatically revert back to AEP. Further, if, in DBM’s sole judgment made in good faith, DBM deems the continued operation of all or part of the System to be uneconomical, DBM may discontinue operation of all or part of the System, upon giving at least sixty (60) Days’ prior written notice to AEP. Before discontinuing service to any Point(s) of Receipt pursuant to this Section 3.5, the Parties shall endeavor to identify mutually agreeable terms that would make the service to such Point(s) of Receipt reasonably economical for DBM. In connection with the release of Transportation Interests pursuant to this Section 3.5, DBM and AEP shall execute and deliver any additional documents and instruments and perform any additional acts that may become reasonably necessary or appropriate to effectuate the reversion of Transportation Interests with respect thereto.”

6.    New Section 3.7(e) of the Agreement. The Agreement is hereby amended to include a new Section 3.7(e) as follows:

Execution Version

“(e)    DBM shall endeavor in good faith to notify (which notice shall be given in writing (email being acceptable)) AEP by the 15th Day of the Month prior to the first Month of flow of any new AEP-operated (i) Points of Receipt and (ii) Buyback Delivery Points anticipated to be placed into service during the following two Months.”

7.    New Section 3.8 of the Agreement. The Agreement is hereby amended to include a new Section 3.8 as follows:

“Section 3.8    Actual Volume Data. DBM shall use commercially reasonable efforts to provide, on or before the 10th Day following the Month of flow (or the next Business Day, if such Day is not a Business Day), AEP with a statement setting forth the actual total volume received by DBM at each Point of Receipt and, as available, delivered by DBM to each Buyback Delivery Point (in Mcf and MMBtu) during such prior Month of flow; provided, however, that if DBM does not receive the AEP Operational Data and/or the AEP Measurement Data for such Month of flow from AEP within the applicable timeframe(s) set forth in Section 7.10, DBM shall use commercially reasonable efforts to provide such total volume statement as soon as practicable following the 10th Day following the Month of flow (or the next Business Day, if such Day is not a Business Day).”

8.    New Section 3.9 of the Agreement. The Agreement is hereby amended to include a new Section 3.9 as follows:

“Section 3.9    Allocation Statement. Not later than the 20th Day of the Month prior to the Month of flow (or the next Business Day, if such Day is not a Business Day), AEP shall provide (or cause to be provided) to DBM a statement (in a format reasonably acceptable to DBM) setting forth (for such upcoming Month of flow):

(i) with respect to each Point of Receipt, (a) the percentage share of the total Gas to be delivered to DBM at such Point of Receipt during such Month that is Dedicated Gas, and (b) the percentage share of the total Gas to be delivered to DBM at such Point of Receipt during such Month that is to be taken-in-kind by each applicable Third Party owner and to be delivered by (or on behalf of) such Third Party owner during such Month, with the sum of (a) and (b) being 100% of the total Gas to be delivered to DBM at each Point of Receipt during such Month; and

(ii) with respect to each Buyback Delivery Point corresponding to such Points of Receipt, the percentage share of the total Buyback Gas to be delivered at each such Buyback Delivery Point during such Month for each of the applicable parties listed in (a) and (b) in clause (i) above ((i) and (ii) collectively, an “Allocation Statement”).

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AEP may organize and group Points of Receipt and Buyback Delivery Points in an Allocation Statement, but, in any case, shall provide the information required in items (i) and (ii) above for all Points of Receipt and Buyback Delivery Points (as applicable) within such grouped Points of Receipt and Buyback Delivery Points (as applicable). Dedicated Gas delivered hereunder shall be deemed to be based on the percentage, as set forth in such Allocation Statement, of the total Gas that is delivered to each such Point of Receipt. AEP’s Buyback Gas received at each Buyback Delivery Point (the settlement of which may be described under a separate written agreement between AEP and DBM) shall be deemed to be based on the percentage, as set forth in the Allocation Statement, of the total Buyback Gas delivered at such Buyback Delivery Point. If an Allocation Statement is not received by DBM by the 20th Day of the Month prior to a Month of flow (or the next Business Day, if such Day is not a Business Day), the most recent Allocation Statement provided to DBM will serve as the Allocation Statement for such upcoming Month of flow. AEP agrees that DBM may rely on each such Allocation Statement. Notwithstanding the foregoing, if in a Month, DBM gives written notice of a curtailment of Gas at any such Point of Receipt (which notice may be organized and grouped by Points of Receipt) during such Month and such curtailment is disproportionate as to the owners of the Gas delivering to such Point of Receipt due to: (x) different service levels (under the applicable agreements with DBM), including sufficient information in such notice for the applicable operator to update its Allocation Statement based on the affected volumes and their corresponding service levels; and/or (y) a failure of any downstream market to receive such owner’s Gas for any reason, then within fifteen (15) Days following the end of such Month, AEP (if it is the operator of the wells behind such Point of Receipt) shall provide (or cause the operator to provide, if AEP is not the operator) an updated Allocation Statement for such Point of Receipt for such Month as necessary to account for the disproportionate impact of the curtailed volumes. SUBJECT TO SECTION 12.3, AEP SHALL RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS THE DBM INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, LIENS, DEMANDS AND CAUSES OF ACTION OF EVERY KIND AND CHARACTER TO THE EXTENT CAUSED BY OR RESULTING FROM (I) ANY INCORRECT ALLOCATION STATEMENT AND ANY INCORRECT OR OMITTED PAYMENT OR REDELIVERY IN RELIANCE UPON THE ALLOCATION STATEMENT PROVIDED TO DBM, OR (II) ANY FAILURE OF AEP TO TIMELY PROVIDE (OR CAUSE TO BE PROVIDED) TO DBM SUCH ALLOCATION STATEMENT.”

9.    Amendment to Section 6.1(a)(ii) of the Agreement. The table in Section 6.1(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following table:

Execution Version

Period of Time	HP Rich Gathering Fee	LP Rich Gathering Fee
2018-2025	$[***]	Cost of service as determined by DBM each Calendar Year pursuant to Section 6.3 below.
January 1, 2026 – December 31, 2027	$[***]	Fixed rate equal to $[***].
January 1, 2028 – End of Term	$[***]	Fixed rate equal to $[***].

10.    New Section 6.1(e) of the Agreement. The Agreement is hereby amended to include a new Section 6.1(e) as follows:

“(e)    Deficiency Fee: DBM will charge AEP a fee equal to $[***] (per Mcf) for each Mcf of the Deficit Volumes (if any) for each applicable Calendar Year (the “Deficiency Fee”). If and to the extent applicable, the Deficiency Fee shall be included in the first invoice delivered under Section 8.1 following the conclusion of the applicable Calendar Year for which a Deficiency Fee is due.”

11.    Amendment to Section 6.3 of the Agreement. Section 6.3 of the Agreement is hereby amended by adding the following at the end thereof:

“The Parties acknowledge and agree that although the LP Rich Gathering Fee is being revised from a cost of service rate (under this Section 6.3) to a fixed rate (as described in the table in Section 6.1(a)(ii)) effective as of January 1, 2026, (i) the IRR Calculation used in setting the LP Rich Gathering Fee for periods prior to January 1, 2026 is nevertheless based on Free Cash Flows from January 1, 2008 through December 31, 2027 (including estimates thereof) and (ii) there will be no Annual Rate Redeterminations from and after December 31, 2025.”

12.    Deletion of Section 6.4 of the Agreement. Section 6.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6.4    Intentionally Omitted.”

13.    New Section 6.6 of the Agreement. The Agreement is hereby amended to include a new Section 6.6 as follows:

“Section 6.6    AEP’s Obligations. From and after January 1, 2026 through December 31, 2027, AEP agrees to deliver, or cause to be delivered, hereunder to DBM at the Points of Receipt each Day a volume of Dedicated Gas at least equal to the Minimum Volume Commitment applicable to such Day. If, at the end of any Calendar Year during the period in the immediately preceding sentence, the aggregate volume of Dedicated Gas AEP has delivered, or cause to be delivered,

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hereunder to DBM (and DBM has accepted and received) at the Points of Receipt during such Calendar Year (the “AEP Delivered Volumes”) is less than the product of: (I) the Minimum Volume Commitment for such Calendar Year, multiplied by (II) the number of Days in such Calendar Year (such deficiency, a “Deficit Volume”), AEP will pay to DBM the Deficiency Fee as set out in Section 6.1(e). For the avoidance of doubt, no credit towards any Minimum Volume Commitment will be given for volumes attributable to other Third Party owners of Gas that are received at the Points of Receipt pursuant to a separate written agreement between DBM and such Third Party owner. If, at the end of any Calendar Year, the AEP Delivered Volumes for such Calendar Year are greater than the Minimum Volume Commitment aggregated over such Calendar Year, DBM will credit an amount of Gas equal to 100% of the amount of the actual AEP Delivered Volumes for such Calendar Year which is above such aggregated Minimum Volume Commitment for such Calendar Year (the “Banked Volume”) toward the Minimum Volume Commitments during the remainder of the Minimum Volume Commitment period, for purposes of determining the applicable Deficiency Fee.”

14.    Amendment to Section 7.2 of the Agreement. Section 7.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.2    Meter Testing. DBM will inspect, sample, and test the measurement equipment in service at each Point of Receipt in accordance with the below table (based on Point of Receipt average Gas throughput). AEP shall have the right to request that DBM test (at AEP’s sole cost and expense) the measurement equipment between the regularly scheduled tests per the below table.

Average Monthly Gas Throughput (Mcf/Day)	Meter Testing Frequency
Less than 1,000	Annually
1,000-5,000	Semi-Annually
Greater than 5,000	Monthly
”

15.    Amendment to Section 7.4 of the Agreement. The reference to “quantity” in the second to last sentence of Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with a reference to “volume”.

16.    Amendments to Section 7.6 of the Agreement.

a.    The reference to “quantity” in the first sentence of Section 7.6 of the Agreement (before subpart (a) thereof) is hereby deleted in its entirety and replaced with a reference to “volume”.

b.    Section 7.6(f) of the Agreement is hereby deleted in its entirety and replaced with the following:

Execution Version

“DBM shall determine the Gas stream composition, specific gravity, and gross Heating Values based on any of the following: spot samples, composite samples, on-line Gas chromatograph analysis or portable Gas chromatograph analysis. The component analysis of the Gas shall be performed by Gas chromatography in accordance with Gas Processor’s Association Standards 2261 or 2119 and 2172 (latest revisions). Gas samples shall be obtained in accordance with the procedures set forth in the Gas Processor’s Association Standard 2166, Obtaining Natural Gas Samples for Analysis by Gas Chromatography (latest revision), and American Petroleum Institute – Manual of Petroleum Measurement Standards, Chapter 14.1, Section 1 (latest revision). Samples will be taken only while there is active flow and in accordance with the table below (based on Point of Receipt average Gas throughput), but may be taken more often if deemed necessary by DBM:

Average Monthly Gas Throughput (Mcf/Day)	Gas Sample Frequency
Less than 1,000	Annually
1,000 – 5,000	Semi-Annually
Greater than 5,000	Monthly

Further (i) AEP may reasonably request DBM take additional sampling beyond the frequency in the above table, (ii) DBM shall conduct such sampling within a reasonable timeframe following receipt of such AEP additional sampling request, and (iii) DBM shall promptly provide AEP the results of such sampling, provided that AEP shall be responsible for the costs of collecting and testing any additional samples taken at its request.”

17.    Amendment to Section 8.1 of the Agreement. The two references to “quantity” in the first sentence of Section 8.1 of the Agreement are hereby deleted in their entirety and replaced with references to “volume”.

18.    Amendment to Section 9.1 of the Agreement. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.1    Term. This Agreement shall become effective as of the Effective Date, and shall remain in full force and effect for a primary term through December 31, 2035 (the “Primary Term”). The Primary Term shall be automatically extended to match any extension to the GPC Term if and only to the extent the GPC Term is extended (as effected in accordance with the terms and conditions of the GPC) to a date beyond the end of the then-current Primary Term. Following the expiration of

Execution Version
the Primary Term (as extended to match the GPC Term, if applicable), this Agreement shall continue from year to year thereafter (each an “Annual Renewal”), unless terminated by either Party at the expiration of the Primary Term (as extended to match the GPC Term, if applicable), or any Annual Renewal thereafter, by providing not less than three hundred sixty five (365) days’ prior written notice to the other Party. The Primary Term (as extended to match the GPC Term, if applicable) and all Annual Renewals are, together, the “Term”. Termination or expiration of this Agreement shall not relieve either Party from any obligations previously accrued hereunder. Notwithstanding the foregoing and for the avoidance of doubt, the Parties acknowledge and agree that any expiration, termination, or suspension of the GPC Term (in each case, as effected in accordance with the terms of the GPC) shall not affect (i.e. shall not shorten or truncate) the Primary Term (as extended to match the GPC Term) or any Annual Renewal.”

19.    Amendment to Exhibit “A” of the Agreement. Exhibit “A” to the Agreement is hereby deleted in its entirety and replaced with the Exhibit “A” attached as Annex I hereto.

20.    Amendment to Exhibit “B” of the Agreement. Exhibit “B” to the Agreement is hereby deleted in its entirety and replaced with the Exhibit “B” attached as Annex II hereto.

21.     Amendment to Exhibit “C” of the Agreement. Exhibit “C” to the Agreement is hereby deleted in its entirety and replaced with the Exhibit “C” attached as Annex III hereto.

22.    Amendment to Exhibit “D” of the Agreement. Exhibit “D” to the Agreement is hereby deleted in its entirety and replaced with the Exhibit “D” attached as Annex IV hereto.

23.    Ratification. Except as specifically provided in this Third Amendment, all terms and provisions of the Agreement and the Parties’ rights and obligations thereunder shall remain unchanged and in full force and effect as originally written or previously amended in accordance with the terms of the Agreement, and the Agreement, as modified by this Third Amendment, is hereby ratified, acknowledged and reaffirmed by the Parties. From and after the Amendment Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other word or words of similar import shall mean and be a reference to the Agreement as amended hereby.

24.    Application of Certain Provisions. The provisions of Sections 10.1, 13.2, 15.2, 15.7, 15.8, 15.9, 15.10, 15.11, 15.12, 15.13, 15.14 and 15.15 of the Agreement, as well as any defined terms necessary to give meaning to such provisions, in each case shall apply mutatis mutandis to this Third Amendment.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Third Amendment to be effective for all purposes as of the Amendment Date.

DELAWARE BASIN MIDSTREAM LLC	ANADARKO E&P ONSHORE LLC By: Anadarko Energy Services Company, as agent
By: /s/ Oscar Brown	By: /s/ Terry Morrison
Name: Oscar Brown	Name: Terry Morrison
Title: President and CEO	Title: Senior Vice President
Signature Page to Third Amendment to Gas Gathering Agreement

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ANNEX I

EXHIBIT “A”

GAS GATHERING AGREEMENT
DATED JANUARY 1, 2018
BY AND BETWEEN
DELAWARE BASIN MIDSTREAM LLC
AND
ANADARKO E&P ONSHORE LLC

Exhibit A-1

Lean Existing Point(s) of Receipt

[***]

Annex I

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Exhibit A-1

Rich Existing Point(s) of Receipt

[***]

Annex I

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ANNEX I

EXHIBIT A-2

Rich Future Point(s) of Receipt

[***]

Annex I

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ANNEX II

EXHIBIT “B”

GAS GATHERING AGREEMENT
DATED JANUARY 1, 2018
BY AND BETWEEN
DELAWARE BASIN MIDSTREAM LLC
AND
ANADARKO E&P ONSHORE LLC

DBM’s Point(s) Of Delivery

[***]
Annex II

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ANNEX III

EXHIBIT “C”

GAS GATHERING AGREEMENT
DATED JANUARY 1, 2018
BY AND BETWEEN
DELAWARE BASIN MIDSTREAM LLC
AND
ANADARKO E&P ONSHORE LLC

GAS NOMINATIONS AND BALANCING

Daily Nominations. AEP shall nominate by 10:30 a.m. prevailing Central (US) time five (5) Business Days prior to each Month, through DBM’s written nomination form and in accordance with DBM’s nomination procedures, the aggregate quantity of Gas per Day (in Mcf and MMBtu) (“Daily Nominated Quantity”) that AEP will (i) deliver to DBM at the Points of Receipt and (ii) receive from DBM at each Point of Delivery (or pipeline interconnect, if available) for that Month.

DBM, in its reasonable discretion, may accept nominations at such later time as operating conditions permit, and may waive any nomination requirement. Intra-Day or Intra-month nominations will be made consistent with and in accordance with DBM’s nomination procedures. The quantities of Gas to be gathered shall be as agreed to by the Parties (the “Confirmed Nominations”). DBM shall have no obligation to gather AEP’s Gas on any Day for which AEP does not have a Confirmed Nomination. AEP shall use commercially reasonable efforts to deliver Gas to the Points of Receipt at a reasonably uniform daily rate of flow.

Right to Balance. The Parties agree that during the Term DBM shall have the right to operate its System and to accept and deliver Gas hereunder in such a manner as to maintain balance between receipts and deliveries of Gas subject to this Agreement as closely as possible. DBM will have the right and option (i) to refuse to accept AEP’s Gas in excess of its Confirmed Nominations at a Point of Delivery, and (ii) to refuse to accept Gas delivery nominations at a Point of Delivery, if such nominations exceed the volume of AEP’s Gas available at such Points of Delivery.
Annex III

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ANNEX IV

EXHIBIT “D”

GAS GATHERING AGREEMENT
DATED JANUARY 1, 2018
BY AND BETWEEN
DELAWARE BASIN MIDSTREAM LLC
AND
ANADARKO E&P ONSHORE LLC

CURTAILMENT AND RELEASE PROCEDURES

From and after the Effective Date, DBM will provide Firm Service in the System for delivered Gas. DBM shall endeavor to regulate the flow of Gas in the quantities and at the times desired by DBM to prudently operate downstream facilities and/or to meet the fluctuating conditions of DBM’s markets. DBM may curtail service, in whole or in part, on all or any portion or portions of the System, at any time (i) for reasons of Force Majeure incurred by DBM, (ii) when, in DBM’s reasonable judgment, capacity obligations, capacity limitations, or operating conditions so require, (iii) following reasonable notice to AEP, when it is desirable or necessary to make modifications, repairs or operating changes to the System, (iv) due to AEP’s material breach of this Agreement, or (v) for any other reason expressly permitted herein (including, for example, AEP’s delivery of Non-Conforming Gas). In each case, DBM shall use reasonable efforts to identify and curtail only those producers whose Gas is delivered through the particular Point(s) of Receipt or portion(s) of the System, which are subject to curtailment. If DBM restricts the flow of AEP’s Gas delivered to the Points of Receipt for any reason, then, subject to DBM’s operational and capacity needs, DBM will endeavor to (y) curtail the gathering and treating of Gas which is entitled to Interruptible Service before curtailing the gathering and treating of Gas which is entitled to Dedication Service or Firm Service; and (z) curtail the gathering and treating of Gas which is entitled to Dedication Service before curtailing the gathering and treating of Gas which is entitled to Firm Service.

(a)    DBM may, with no liability to AEP, interrupt gathering services as necessary to test, alter, modify, enlarge, or repair any facility or property comprising a part of, appurtenant to, or otherwise relating to the operation of the System. Except in cases of unforeseen emergency, DBM shall give advance notice to AEP of its intention to interrupt services, stating the anticipated timing, duration and magnitude of each interruption in such notice.

(b)    Notwithstanding anything contained in this Agreement to the contrary, upon commercial operation of any Point(s) of Receipt, if DBM fails to take the full quantities of AEP’s Gas at such Point(s) of Receipt (excluding (i) those instances when (A) DBM rejects AEP’s Gas because it fails to meet the quality specifications set forth in Section 5.1, (B) AEP fails to deliver Gas at a pressure sufficient to enter DBM’s System, and (ii)
Annex IV

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AEP’s material breach of this Agreement), the amount of Gas not received by DBM at such Point(s) of Receipt shall be temporarily released from this Agreement, and AEP shall have the right to dispose of such Gas in any manner it desires, provided that such release shall terminate, and all of AEP’s Gas will again be subject to this Agreement, at such time as DBM is able to receive such Gas on a consistent basis at such Point(s) of Receipt.

(c)    If (i) DBM suspends, curtails, is unable or fails to take receipt of any volume of AEP’s Dedicated Gas at any Point(s) of Receipt due solely to a Force Majeure event declared by DBM (excluding Midstream FMs) not caused in part or in whole by AEP, (ii) such suspension, curtailment, or failure continues with respect to the same Force Majeure event declared by DBM for more than one hundred eighty (180) Days within a year; and (iii) no event has occurred or condition exists that constitutes a material breach or violation of, or a failure to comply with, this Agreement on the part of AEP which remains uncured, then AEP, at its option, may request permanent release of the affected Gas from the Dedication and the Transportation Interests insofar only with respect to such affected Gas by delivering written notice thereof to DBM (which shall be granted within five (5) business Days after DBM’s receipt of such notice). In connection with the release of Transportation Interests pursuant to this Exhibit “D”, DBM and AEP shall execute and deliver any additional documents and instruments and perform any additional acts that may become reasonably necessary or appropriate to effectuate the reversion of Transportation Interests with respect thereto. The then-current Minimum Volume Commitment shall be automatically and proportionally reduced contemporaneous with a permanent release of affected volumes pursuant to this item (c), and DBM shall determine the amount of reduction in a commercially reasonable manner based on historic production and production forecasts.

(d)    AEP agrees that the Gas received by DBM under this Agreement will constitute part of the supply of Gas from all sources in DBM’s System, and DBM has the right to commingle the Gas delivered by AEP pursuant to this Agreement with other Gas, to deliver molecules different from those received from AEP and, subject to DBM’s obligations hereunder, to handle the molecules received from AEP and others in any manner.

(e)    Notwithstanding anything in this Agreement to the contrary, AEP agrees that the reduction of the Minimum Volume Commitment (set forth in item (c) above on this Exhibit “D”), the temporary releases (set forth in item (b) above on this Exhibit “D”), and the permanent releases (set forth in item (c) above on this Exhibit “D”) shall be the sole and exclusive remedies available to AEP for DBM’s failure(s) for any reason to receive AEP’s Gas at a Point(s) of Receipt.

Annex IV